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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to incorporation by reference in the Registration Statement (Form S-8 Nos. 333-09303, 33-61302 and 333-46585) pertaining to the 1988 Stock
Option Plan, the 1992 Employee Stock Purchase Plan and the 1992 Directors' Stock Option Plan, and the 1997 Stock Plan of ReSound Corporation and in the Registration Statement (Form S-3/A No. 333-10189) of ReSound Corporation and related Prospectus of our report dated January 23, 1998, with respect to the consolidated financial statements and schedule of ReSound Corporation, included in this Annual Report (Form 10-K), for the year ended December 31, 1997.


                                             /s/ Ernst & Young LLP
                                             -----------------------------------
                                             Ernst & Young LLP

Palo Alto, California
March 25, 1998